UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

MACK-CALI REALTY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 5, 2020, Mack-Cali Realty Corporation issued the following press release:

Mack-Cali Modifies Slate of Director Nominees in Response to Shareholder Feedback

Revised Slate of Nominees Provides Independence, Continuity and New Perspectives

Mack-Cali Urges Shareholders to Vote on the WHITE Proxy Card “FOR” its Nominees

JERSEY CITY, N.J. – Mack-Cali Realty Corporation (NYSE: CLI) (“Mack-Cali” or the “Company”) today announced that based on the guidance of shareholders, the Company has modified its slate of candidates standing for election to the Board of Directors at the Company’s Annual Meeting of Stockholders, scheduled for June 10, 2020 (the “Annual Meeting”). The Company’s slate now includes eight nominees, only three of whom have previously served on the Mack-Cali Board. Additionally, each of the Mack-Cali Board’s incumbent director nominees - Lisa Myers, Laura Pomerantz and Rebecca Robertson – was elected in the last four years. The Company’s CEO, Michael J. DeMarco, Alan S. Bernikow, and Dr. Irvin D. Reid, each of whom is an incumbent Mack-Cali director, will not seek reelection at the 2020 Annual Meeting. Mr. DeMarco will remain as the Company’s CEO.

The current Mack-Cali Board Chair, Governance Committee Chair and Audit Committee Chair are not standing for election, ensuring significant change in the Board’s leadership.

“Mack-Cali is open-minded and responsive to feedback, and this new slate is reflective of shareholders’ desire for continued and accelerated Board refreshment,” said Lisa Myers, Independent Director of the Mack-Cali Board, on behalf of the Board. “We believe that shareholders wanted confidence that the Board would comprise fresh faces and be fully independent of management and our revised slate reflects the feedback we have heard. Our shareholders have also highlighted the importance of preserving the independence of the Board, preventing a change of control, and allowing for new perspectives while maintaining important continuity of experience. We are focused on ensuring that the Board includes truly independent directors who are committed to advancing the interests of all shareholders, so that the Company can continue to successfully execute its strategy to maximize value for all investors.”

Mack-Cali’s slate of eight candidates includes five new nominees with highly relevant skill sets, deep experience in the public REIT space, and public company experience from across various industries. All of Mack-Cali’s eight nominees are independent of the Company’s management, directors and the Mack family.

Every vote counts. Mack-Cali urges fellow shareholders to vote “FOR” the Company’s director nominees by internet, phone or on the WHITE proxy card sent by mail. Additionally, given the virtual format of this year’s Annual Meeting, shareholders have the opportunity to vote by ballot as opposed to by individual proxy card by attending the virtual Annual Meeting. This will provide shareholders the opportunity to choose their own slate of eleven director nominees from the director nominees on both the WHITE and gold cards.

Registered shareholders may register to attend the virtual Annual Meeting by visiting https://www.CESVote.com and entering the control number printed on their WHITE proxy card. Beneficial shareholders may register to attend the virtual Annual Meeting by sending an email to CLIRegister@Proxy-Agent.com and attaching the legal proxy obtained from their bank or broker custodian. After registering, and upon verification of their ownership, shareholders will receive an email prior to the Annual Meeting with a link and instructions for entering the virtual Annual Meeting. Shareholders must register to attend the virtual Annual Meeting no later than 5:00 p.m. EDT, on Monday, June 8, 2020.

Additional information about Mack-Cali's highly qualified nominees and other materials related to the annual meeting can be found at www.VoteWhiteForMack-Cali.com.

Your Vote Is Important, No Matter How Many or How Few Shares You Own

You can vote by Internet, telephone or by signing and dating the WHITE proxy card and mailing it in the envelope provided.

If you have any questions about how to vote your shares,
or need additional assistance, please contact:

MACKENZIE PARTNERS, INC.

1407 Broadway
New York, New York 10018
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

REMEMBER:
We urge you NOT to vote using any Gold proxy card sent to you by Bow Street, as doing so will revoke your vote on the WHITE proxy card.

About Mack-Cali Realty Corporation

One of the country's leading real estate investment trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and multifamily properties in select waterfront and transit-oriented markets throughout New Jersey. Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city's flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

For more information on Mack-Cali Realty Corporation and its properties, visit www.mack-cali.com.

Forward Looking Statements

Statements made in this communication may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as "may," "will," "plan," "potential," "projected," "should," "expect," "anticipate," "estimate," "target," "continue," or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

Important Additional Information and Where to Find It

This communication may be deemed to contain solicitation material in respect to the solicitation of proxies from the Company's stockholders in connection with the Annual Meeting. The Company has filed with the Securities and Exchange Commission (the "SEC") and mailed to its stockholders a definitive proxy statement and accompanying WHITE proxy card in connection with the Annual Meeting. The definitive proxy statement contains important information about the Company, the Annual Meeting and related matters. Stockholders may obtain a free copy of the definitive proxy statement and other documents that the Company files with the SEC on the SEC's website, at www.sec.gov. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

Certain Information Regarding Participants

Mack-Cali and certain of its directors and executive officers are participants in the solicitation of proxies from the Company's stockholders in connection with the Annual Meeting. Information regarding the names of these directors and executive officers and their respective interests in the Company as of the date of this communication is set forth in the definitive proxy statement filed by the Company for the Annual Meeting. The definitive proxy statement and any other documents filed by the Company with the SEC may be obtained by investors and stockholders free of charge on the SEC's website at www.sec.gov. Copies will also be available at no charge on the Company's website at https://www.mack-cali.com.

Contacts: Michael J. DeMarco Mack-Cali Realty Corporation Chief Executive Officer (732) 590-1589 mdemarco@mack-cali.com	Deidre Crockett Mack-Cali Realty Corporation Chief Administrative Officer (732) 590-1025 dcrockett@mack-cali.com

Proxy Solicitor: Lawrence E. Dennedy MacKenzie Partners, Inc. (212) 929-5500 ldennedy@mackenziepartners.com	Media Contacts: Viveca Tress / Lucas Pers Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449